CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
                             18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Visual Networks, Inc. ("Visual Networks") on Form 10-Q for the period ended June 30, 2002 and the Quarterly Report of Visual Networks on Form 10-Q/A for the period ended March 31, 2002, each as filed with the Securities and Exchange Commission (the "SEC") on August 19, 2002 (each, a "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. (S)(S) 1350 as adopted pursuant to (S)(S) 906 of the Sarbanes-Oxley Act of 2002, to his knowledge and upon a review of each Report, that, subject to the qualifications noted below:

      (1) Each Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of Visual Networks as of the dates and for periods presented as required by such Report.

      In rendering this certification, the undersigned notes that the following qualifications, each of which limits and qualifies the above certification because they may materially alter the information required to be in each Report for the above certification to be correct:

      (a) Each of the qualifications and limitations set forth in each Report, including the notes to the financial statements contained therein and the matters covered under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors that May Affect Future Results" and the forward-looking statements contained within each Report.

      (b) The undersigned did not serve as chief executive officer of Visual Networks during most of the 2001 periods covered by each Report, having become the chief executive officer on June 18, 2001 and is unable to render a certification with respect the financial results for the periods ended March 31, 2001 and June 30, 2001.

      (c) In light of the uncertainty regarding the use of past audits by Arthur Andersen LLP, Visual Networks' former auditors, Visual Networks may be required to take action, including a possible re-audit, with respect to its financial statements for the periods ended December 31, 2001, resulting in adjustments that may be recommended or required which may affect the information presented in each Report.

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      This certification is qualified by the foregoing and is based upon, among other things, the undersigned's responsibility as chief executive officer, his own due diligence and representations made by certain members of Visual Networks' senior management.

/s/ Elton R. King
-----------------------
Elton King
Chief Executive Officer

August 19, 2002

      This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Visual Networks for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.